                         CUSTODY AGREEMENT
                         -----------------

  Agreement made as of the  1   day of    February,       1995,
between Philadelphia Fund, Inc., (the "Fund"), an open-end diversified investment company corporation organized under the laws of Maryland and having its office at 1200 North Federal Highway, Suite 424, Boca Raton, FL 33432, and Star Bank, N.A. (the "Custodian"), a national banking association having its principal office and place of business at Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202, which Agreement provides for the furnishing of custodian services to the Fund. Custodian agrees to retain custody of U.S. Government Securities and securities issued and sold primarily in the United States. Pursuant to Paragraph 6 of Article IX of this Agreement, Custodian hereby appoints Bankers Trust Company as Sub-Custodian to retain custody of foreign securities in accordance with the terms and conditions of the Agreement dated as of 10/17/94 between Bankers Trust Company and Star Bank, N.A. attached hereto as Appendix D (the "Sub-Custodian Agreement"). The Fund hereby acknowledges such appointment and expressly agrees to the terms and conditions set forth in the Sub-Custodian Agreement.

                       W I T N E S S E T H :

that for and in consideration of the mutual promises hereinafter set forth the Fund, on behalf of the Fund, and the Custodian agree as follows:

                             ARTICLE I

                            DEFINITIONS
                            -----------

  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

 1. "Authorized Person" shall be deemed to include the Chairman, President, Secretary, Treasurer, Controller, and the Senior Vice President, or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Directors of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time, subject in each case to any limitations on the authority of such person as set forth in Appendix A or any such Certificate.

 2. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of Board of Directors of the Fund specifically approving deposits in the Book-Entry System.

 3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is signed on behalf of the Fund by an officer of the Fund and is actually received by the Custodian.

 4. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person or clearing agency authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, provided that the Custodian has received a certified copy of a resolution of the Board of Directors of the Fund specifically approving DTC and such other person or clearing agency as a depository.

 5. "Dividend and Transfer Agent" shall mean the dividend and transfer agent active, from time to time, in such capacity pursuant to a written agreement with the Fund, changes in which the Fund shall immediately report to the Custodian in writing.

 6. "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase and reverse repurchase agreements with respect to the same) and bank time deposits of domestic banks that are members of Federal Deposit Insurance Corporation, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase or sale, all of which mature in not more than thirteen (13) months.

 7. "Officers" shall be deemed to include the Chairman, the President, the Secretary, the Treasurer, the Controller, and Senior Vice President of the Fund listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

 8. "Oral Instructions" shall mean oral instructions actually received by the Custodian from an Authorized Person (or from a person which the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructions from Authorized Persons in such manner so that such Written Instructions are received by the Custodian on the next business day.

 9. "Prospectus" shall mean the Fund's then currently effective prospectus and statement of additional information, as filed with and declared effective from time to time by the Securities and Exchange Commission.

 10. "Security or Securities" shall mean Money Market Securities, common or preferred stocks, options, financial futures and options thereon, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

 11. "Written Instructions" shall mean communication actually received by the Custodian from one Authorized Person or from one person which the Custodian reasonably believes in good faith to be an Authorized Person in writing or by telex or any other such system whereby the receiver of such communication is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the senders of such communication.

 12. "Foreign Securities" include securities issued and sold primarily outside of the United States by a foreign government, a national of any foreign country or a corporation or other organization incorporated or organized under the laws of any foreign country and securities issued or guaranteed by the Government of the United States or by any state or any political subdivision thereof or by any agency thereof by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States.



                            ARTICLE II

                     APPOINTMENT OF CUSTODIAN
                     ------------------------

 1. The Fund, hereby constitutes and appoints the Custodian as custodian of all the Securities and monies at any time owned by the Fund during the period of this Agreement (the "Fund
Assets").

 2. The Custodian hereby accepts appointment as such Custodian and agrees to perform the duties thereof as hereinafter set forth.


                            ARTICLE III

              DOCUMENTS TO BE FURNISHED BY THE TRUST
              --------------------------------------

  The Fund hereby agrees to furnish to the Custodian the following documents:

 1. A copy of its Articles of Incorporation certified by its Secretary.

 2. A copy of its By-Laws certified by its Secretary.

 3. A copy of the resolution of its Board of Directors appointing the Custodian certified by its Secretary.

 4. A copy of the most recent Prospectus of the Fund.

 5. A Certificate of the President and Secretary setting forth the names and signatures of the present officers of the Fund.


                            ARTICLE IV

                  CUSTODY OF CASH AND SECURITIES
                  ------------------------------

 1. The Fund will deliver or cause to be delivered to the Custodian all Fund Assets, including cash received for the issuance of its shares, at any time during the period of this

Agreement. The Custodian will not be responsible for such Fund Assets until actually received by it or its' sub-custodians. Upon such receipt, the Custodian shall hold in safekeeping and physically segregate at all times from the property of any other persons, firms or corporations all Fund Assets received by it from or for the account of the Fund. The Custodian will be entitled to reverse any credits made on the Fund's behalf where such credits have been previously made and monies are not finally collected within 90 days of the making of such credits. The Custodian is hereby authorized by the Fund, acting on behalf of the Fund, to actually deposit any Fund Assets in the Book-Entry System or in a Depository, provided, however, that the Custodian shall always be accountable to the Fund for the Fund Assets so deposited. Fund Assets deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity.

 2. The Custodian shall credit to a separate account or accounts in the name of the Fund all monies received by it for the account of the Fund, and shall disburse the same only:

  (a) In payment for Securities purchased for the account of the Fund, as provided in Article V;

  (b) In payment of dividends or distributions, as provided in
Article VI hereof;

  (c) In payment of original issue or other taxes, as provided in Article VII hereof;

  (d) In payment for shares of the Fund redeemed by it, as
provided in Article VII     hereof;

  (e) Pursuant to Certificates (i) directing payment and setting forth the name and address of the person to whom the payment is to be made, the amount of such payment and the purpose for which payment is to be made (the Custodian not being required to question such direction) or

    (f) In reimbursement of the expenses and liabilities of the Custodian, as provided in paragraph 10 of Article IX hereof.

 3. Promptly after the close of business on each day the Fund is open and valuing its portfolio, the Custodian shall furnish the Fund with a detailed statement of monies held for the Fund under this Agreement and with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where Securities are transferred to the account of the Fund without physical delivery, the Custodian shall also identify in its records as belonging to the Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or Depository. At least monthly and from time to time, the Custodian shall furnish the Fund with a detailed statement of the Securities held for the Fund under this Agreement.

 4. All Securities held for the Fund, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or Depository or their successor or successors, or their nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or Depository, any Securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities which are not held in the Book-Entry System by a Depository or a Sub-Custodian in a separate account or accounts in the name of the Fund segregated at all times from those of any other fund maintained and operated by the Fund and from those of any other person or persons.

 5. Unless otherwise instructed to the contrary by a Certificate, the Custodian shall with respect to all Securities held for the Fund in accordance with this Agreement on a timely basis:

  (a) Collect all income due or payable to the Fund with respect to the Fund Assets;

  (b) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

  (c) Surrender Securities in temporary form for definitive
Securities;

  (d) Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect; and

  (e) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar securities issued with respect to any Securities held by the Custodian hereunder.

 6. Upon receipt of a Certificate and not otherwise, the Custodian directly or through the use of the Book-Entry System or the Depository shall:

  (a) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

  (b) Deliver any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

  (c) Deliver any Securities held for the account of the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery; and

  (d) Make such transfers or exchanges of the assets of the Fund and take such other steps as shall be stated in said Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund.

  (e) Deliver any securities held for the Fund to the depository agent in connection with tender or other similar offers for portfolio securities of the Fund as directed by the Fund.



 7. The Custodian shall promptly deliver to the Fund all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by the Fund. The Custodian shall not vote or authorize the voting of any Securities or give any consent, waiver or approval with respect thereto unless so directed by a Certificate or Written Instruction.

 8. The Custodian shall promptly deliver to the Fund all material received by the Custodian and pertaining to Securities held by the Fund with respect to tender or exchange offers, calls for redemption or purchase, expiration of rights, name changes, stock splits and stock dividends, or any other activity involving ownership rights in such Securities.



                             ARTICLE V

           PURCHASE AND SALE OF INVESTMENTS OF THE FUND
           --------------------------------------------

 1. Promptly after each purchase of Securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate or Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Written Instructions, a Certificate or Oral Instructions, specifying with respect to each such purchase: (a) the name of the issuer and the title of the Securities, (b) the principal amount purchased and accrued interest, if any, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase and (f) the name of the person from whom or the broker through whom the purchase was made. The Custodian shall upon receipt of Securities purchased by or for the Fund, pay out of the monies held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate, Written Instructions or Oral Instructions.

 2. Promptly after each sale of Securities by the Fund for the account of the Fund, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate or Written Instructions, and
(ii) with respect to each sale of Money Market Securities, Written Instructions, a Certificate or Oral Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the Security, (b) the principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to the Fund upon such sale and (f) the name of the broker through whom or the person to whom the sale was made. The Custodian shall deliver the Securities upon receipt of the total amount payable to the Fund upon such, provided that the same conforms to the total amount payable as set forth in such Certificate, Written Instructions or Oral Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

 3. The Custodian shall upon receipt of Proper instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account in a Depository or Book-Entry System,

  i) in accordance with the provisions of any Agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund,

  ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund,

  iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases or rule of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and

  iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purposes of such segregated account and declaring such purposes to be proper corporate purposes.

 4. On contractual settlement date, the account of the Fund will be charged for all purchases settling on that day, regardless of whether or not delivery is made. On contractual settlement date, sale proceeds will likewise be credited to the account of the Fund irrespective of delivery.

  In the case of "sale fails", the Custodian may request the assistance of the Fund in making delivery of the failed
Security.

 5. Liability for Payment in Advance of Receipt of Securities Purchased -- Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

                            ARTICLE VI

               PAYMENT OF DIVIDENDS OR DISTRIBUTIONS
               -------------------------------------


 1. The Fund shall furnish to the Custodian a copy of the resolution of the Board of Directors, certified by the Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of shares of the Fund, the date of payment thereof, the record date as of which Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date and the total amount to be paid by the Dividend and Transfer Agent of the Fund on the payment date, or (ii) authorizing the declaration of dividends and distributions in respect of shares of the Fund on a daily basis and authorizing the Custodian to rely on Written Instructions or a Certificate setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date and the total amount to be paid by the Dividend and Transfer Agent on the payment date.

 2. Upon the payment date specified in such resolution, Written Instructions or Certificate, as the case may be, the Custodian shall arrange for such payments to be made by the Dividend and Transfer Agent out of monies held for the account of the Fund.



                            ARTICLE VII

             SALE AND REDEMPTION OF SHARES OF THE FUND
             -----------------------------------------


 1. The Custodian shall receive and credit to the account of the Fund such payments for shares of the Fund issued or sold from time to time as are received from the distributor for the Fund's shares, from the Dividend and Transfer Agent of the Fund, or from the Fund.

 2. Upon receipt of Written Instructions, the Custodian shall arrange for payment of redemption proceeds to be made by the Dividend and Transfer Agent out of the monies held for the account of the Fund in the total amount specified in the Written Instructions.



 3. Availability of Federal Funds --Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon receipt of Proper Instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.


                           ARTICLE VIII

                           INDEBTEDNESS
                           ------------

  In connection with any borrowings, the Fund will cause to be delivered to the Custodian by a bank or broker (including the Custodian, if the borrowing is from the Custodian), requiring Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank or broker setting forth the amount which such bank or broker will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, acting on behalf of the Fund, or other loan agreement, (c) the date and time, if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Fund on the borrowing date, (f) the market value of Securities collateralizing the loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities and the Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank or broker of the total amount of the loan payable provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank or broker, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank or broker, by virtue of any promissory note or loan agreement. The Custodian shall deliver in the manner directed by the Fund from time to time such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate or Written Instructions the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities. The Custodian may require such reasonable conditions with respect to such collateral and its dealings with third-party lenders as it may deem appropriate.



                            ARTICLE IX

                     CONCERNING THE CUSTODIAN
                     ------------------------

 1. Except as otherwise provided herein, the Custodian shall not be liable for any loss, damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence, willful misconduct, or breach of this agreement.
The Fund, only from Fund Assets (or insurance purchased by the Fund with respect to its liabilities on behalf of the Fund hereunder), shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Fund's duties hereunder or any other action or inaction of the Fund or its Directors, officers, employees or agents, except such as may arise from the negligent action, omission, willful misconduct or breach of this agreement by the Custodian, its directors, officers, employees or agents. The Custodian shall defend, indemnify and hold harmless the Fund and its Directors, officers, employees or agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Custodian's duties with respect to the Fund hereunder or any other action or inaction of the Custodian or its directors, officers, employees, agents, nominees or Sub-Custodians as to the Fund, except such as may arise from the negligent action, omission or willful misconduct of the Fund, its Directors, officers, employees or agents. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund at the expense of the Fund, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of counsel to the Fund, and shall be similarly protected with respect to anything done or omitted by it in good faith in conformity with advice or opinion of its counsel, unless counsel to the Fund shall, within a reasonable time after being notified of legal advice received by the Custodian, have a differing interpretation of such question of law. The Custodian shall be liable to the Fund for any proximate loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees, agents, nominees or Sub-Custodians but not for any special, incidental, consequential, or punitive damages; provided, however, that nothing contained herein shall preclude recovery by the Fund, on behalf of the Fund, of principal and of interest to the date of recovery on, Securities incorrectly omitted from the Fund's account or penalties imposed on the Fund, in connection with the Fund, for any failures to deliver Securities.

  In any case in which one party hereto may be asked to indemnify the other or hold the other harmless, the party from whom indemnification is sought (the "Indemnifying Party") shall be advised of all pertinent facts concerning the situation in question, and the party claiming a right to indemnification (the "Indemnified Party") will use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears to present a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of the indemnification, and in the event the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party and the Indemnifying Party will so notify the Indemnified Party and thereupon such Indemnifying Party shall take over the complete defense of the claim and the Indemnifying Party shall sustain no further legal or other expenses in such situation for which indemnification has been sought under this paragraph. The expenses of any additional counsel retained by the Indemnified Party shall be borne by the Indemnified Party. In no case shall any party claiming the right to indemnification confess any claim or make any compromise in any case in which the other party has been asked to indemnify such party (unless such confession or compromise is made with such other party's prior written consent).

  The obligations of the parties hereto under this paragraph shall survive the termination of this Agreement.

 2. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

  (a) The validity of the issue of any Securities purchased by or for the account of the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

  (b) The legality of the sale of any Securities by or for the account of the Fund, or the propriety of the amount for which the same are sold;

  (c) The legality of the issue or sale of any shares of the Fund, or the sufficiency of the amount to be received therefor;

  (d) The legality of the redemption of any shares of the Fund, or the propriety of the amount to be paid therefor;

  (e) The legality of the declaration or payment of any dividend by the Fund in respect of shares of the Fund;

  (f) The legality of any borrowing by the Fund on behalf of the Fund, using Securities as collateral;

 3. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Dividend and Transfer Agent of the Fund nor to take any action to effect payment or distribution by the Dividend and Transfer Agent of the Fund of any amount paid by the Custodian to the Dividend and Transfer Agent of the Fund in accordance with this Agreement.

 4. Income due or payable to the Fund with respect to Fund
Assets will be credited to the account of the Fund as follows:

  (a) Dividends will be credited on the first business day following payable date irrespective of collection.

  (b) Interest on fixed rate municipal bonds and debt securities issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof (excluding securities issued by the Government National Mortgage Association) will be credited on payable date irrespective of collection.

  (c) Interest on fixed rate corporate debt securities will be credited on the first business day following payable date irrespective of collection.

  (d) Interest on variable and floating rate debt securities and debt securities issued by the Government National Mortgage
Association will be credited upon the Custodian's receipt of funds.

  (e) Proceeds from options will be credited upon the Custodian's receipt of funds.

 5. Notwithstanding paragraph 5 of this Article IX, the Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until
(i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action or, at the Custodian's option, prepayment.

 6. The Custodian may appoint one or more financial or banking institutions, as Depository or Depositories or as Sub-Custodian or Sub-Custodians, including, but not limited to, banking institutions located in foreign countries, of Securities and monies at any time owned by the Fund, upon terms and conditions approved in a Certificate. Current Depository(s) and Sub-Custodian(s) are noted in Appendix B. The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such Depositories or Sub-Custodians. Any such Sub-Custodian shall be qualified to serve as such for assets of investment companies registered under the Investment Company Act of 1940, as amended ("1940 Act"). The Custodian shall promptly forward to the Fund all documents it receives from any Sub-Custodian appointed hereunder which are provided to assist directors of registered investment companies fulfill their responsibilities under Rule 17f-5 under the 1940 Act. Further, the Custodian shall promptly inform the Fund in writing if it receives any written statement of the Fund's account maintained by any Sub-Custodian which contains an error.

 7. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Fund are such as properly may be held by the Fund under the provisions of the Articles of Incorporation and the Fund's By-Laws.

 8. The Custodian shall treat all records and other information relating to the Fund and the Fund Assets as confidential and shall not disclose any such records or information to any other person unless (a) the Fund shall have consented thereto in writing or (b) such disclosure is compelled by law.

 9. The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian, for the Fund's account from Fund Assets only, such compensation as shall be determined pursuant to Appendix C attached hereto, or as shall be determined pursuant to amendments to such Appendix approved by the Custodian and the Fund, on behalf of the Fund. The Custodian shall be entitled to charge against any money held by it for the account of the Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement as determined by agreement of the Custodian and the Fund or by the final order of any court or arbitrator having jurisdiction and as to which all rights of appeal shall have expired. The expenses which the Custodian may charge against the account of the Fund include, but are not limited to, the expenses of Sub-Custodians incurred in settling transactions involving the purchase and sale of Securities of the Fund.

 10. The Custodian shall be entitled to rely upon any Certificate. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Custodian pursuant to Article IV or V hereof. The Fund agrees to forward to the Custodian Written Instructions from Authorized Persons confirming Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, on the first business day following the day on which such Oral Instructions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions.

 11. The Custodian will (a) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31 a-1 and 31 a-2 thereunder and those records are the property of the Fund, and (b) preserve for the periods prescribed by applicable Federal statute or regulation all records required to be so preserved. The books and records of the Custodian shall be open to inspection and audit at reasonable times and with prior notice by Officers and auditors employed by the Fund.

 12. The Custodian and its Sub-Custodians shall promptly send to the Fund, for the account of the Fund, any report received on the systems of internal accounting control of the

Book-Entry System or the Depository and with such reports on their own systems of internal accounting control as the Fund may reasonably request from time to time.

 13. The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Fund. The Custodian is not a selling agent for shares of the Fund and performance of its duties as a custodial agent shall not be deemed to be a recommendation to the Custodian's depositors or others of shares of the Fund as an investment.

 14. Anything to the contrary in their Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of a Sub-Custodian, Depository or Book-Entry System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents, Sub-Custodians or of any of its or their employees or from failure of the Custodian or any such agent or Sub-Custodians to enforce effectively such rights as it may have against a Sub-Custodian, the Depository or Book-Entry System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against such Sub-Custodian, the Depository or Book-Entry System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not made whole for any such loss or damage.

 15. Opinion of Fund's Independent accountant -- The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

                            ARTICLE  X

                            TERMINATION
                            -----------

 1. Either of the parties hereto may terminate this Agreement for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. If such notice is given by the Fund, on behalf of the Fund, it shall be accompanied by a copy of a resolution of the Board of Directors, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Board of Directors, certified by the Secretary, designating a successor custodian or custodians to act on behalf of the Fund. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus, and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and monies then owned by the Fund and held by it as Custodian. Upon termination of this Agreement, the Fund shall pay to the Custodian on behalf of the Fund such compensation as may be due as of the date of such termination. The Fund agrees on behalf of the Fund that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.

 2. If a successor custodian is not designated by the Fund, on behalf of the Fund, or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the Fund shall upon the delivery by the Custodian to the Fund of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and monies then owned by the Fund, be deemed to be the custodian for the Fund, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.



                            ARTICLE XI

                           MISCELLANEOUS
                           -------------

 1. Appendix A sets forth the names and the signatures of all Authorized Persons. The Fund agrees to furnish to the Custodian, on behalf of the Fund, a new Appendix A in form similar to the attached Appendix A, if any present Authorized Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered Appendix A.

 2. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, Officer, Director, past, present or future as such, of the Fund or of any predecessor or successor, either directly or through the Fund or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or be the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against Fund Assets, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, Officers, Directors of the Fund or of any predecessor or successor, or any of them as such, because of the obligations contained in this Agreement or implied therefrom and that any and all such liability is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.

 3. The obligations set forth in this Agreement as having been made by the Fund have been made by the Board of Directors, acting as such Directors for and on behalf of the Fund, pursuant to the authority vested in them under the laws of the State of Maryland, the Articles of Incorporation and the By-Laws of the Fund This Agreement has been executed by Officers of the

Fund as officers, and not individually, and the obligations contained herein are not binding upon any of the Directors, Officers, agents or holders of shares, personally, but bind only the Fund and then only to the extent of Fund Assets.

 4. Such provisions of the Prospectus of the Fund and any other documents (including advertising material) specifically mentioning the Custodian (other than merely by name and address) shall be reviewed with the Custodian by the Fund.

 5. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at Star Bank Center, 425 Walnut Street, M. L. 6118, Cincinnati, Ohio 45202, attention Mutual Fund Custody Department, or at such other place as the Custodian may from time to time designate in writing.

 6. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given when delivered to the Fund or on the second business day following the time such notice is deposited in the U.S. mail postage prepaid and addressed to the Fund at its office at 1200 North Federal Highway, Suite 424, Boca Raton, FL 33432 or at such other place as the Fund may from time to time designate in writing.

 7. This Agreement with the exception of Appendices A & B may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board of Directors.

 8. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund or by the Custodian, and no attempted assignment by the Fund or the Custodian shall be effective without the written consent of the other party hereto.

 9. This Agreement shall be construed in accordance with the laws of the State of Ohio.

 10. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized as of the day and year first above written.




ATTEST:                      Philadelphia Fund, Inc.

/s/Ronald F. Rohe            By:/s/Donald H. Baxter
-----------------------      ----------------------
Ronald F.  Rohe
                             Title: President
                                   -------------------


ATTEST:                      Star Bank, N.A.

/s/Mark Dowling              By:/s/Nancy V. Kelly
-----------------------      ------------------------

                             Title: Vice President & Trust Officer
                                   -------------------------------

                            APPENDIX A


                        Board of Directors
                        ------------------


                 Authorized Persons          Specimen Signatures
                 ------------------          -------------------


Chairman:        Donald H. Baxter            /s/Donald H. Baxter
                 ------------------          -------------------

President:       Donald H. Baxter            /s/Donald H. Baxter
                 ------------------          -------------------

Secretary:       Ronald F. Rohe              /s/Ronald F. Rohe
                 ------------------          -------------------

Treasurer:       Ronald F. Rohe              /s/Ronald F. Rohe
                 ------------------          -------------------

Controller:
                 ------------------          -------------------


Adviser Employees:

                 Keith A. Edelman            /s/Keith A. Edelman
                 ------------------          -------------------

                 Diane M. Sarro              /s/Diane M. Sarro
                 ------------------          -------------------


                 ------------------          -------------------

American Data Services, Inc.

Employees:
                 Michael J. Wagner           /s/Michael J Wagner
                 ------------------          -------------------

                 Sally Lent                  /s/Sally Lent
                 ------------------          -------------------

                 ------------------          -------------------

                 ------------------          -------------------

                            APPENDIX B





The following Depository(s) and Sub-Custodian(s) are employed currently by Star Bank, N.A. for securities processing and control . . .


          The Depository Trust Company (New York)
          7 Hanover Square
          New York, NY  10004


          The Federal Reserve Bank
          Cincinnati and Cleveland Branches

          Bankers Trust Company
          16 Wall Street
          New York, NY  10005
          (For Foreign Securities and certain non-DTC eligible
           Securities)

                            APPENDIX C
                          Star Bank, N.A.
                       Custody Fee Schedule

Star Bank, N.A., as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I. Portfolio Transaction Fees:
   --------------------------
   (a) For each repurchase agreement transaction          $7.00

   (b) For each portfolio transaction processed
       through DTC or Federal Reserve                     $7.00

   (c) For each portfolio transaction processed
       through our New York custodian                    $25.00

   (d) For each GNMA/Amortized Security Purchase         $25.00

   (e) For each GNMA Prin/Int Paydown, GNMA Sales         $8.00

   (f) For each option/future contract written,
       exercised or expired                              $20.00

   (g) For each Cedel/Euro clear transaction            $100.00

   (h) For each Disbursement (Fund expenses only)         $5.00

A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange:

II. Monthly Market Value Fee
    ------------------------
    Based upon Month-end at a rate of:                   Million
                                                         -------
    .0005 (5 Basis Points) on First                        $10
    .0003 (3 Basis Points) on Next                         $10
    .0002 (2 Basis Points) on Next                         $20
    .0001.5 (1.5 Basis Points) on Balance

III. Monthly Minimum Fee                                  $650.00
     -------------------

 IV. Out-of-Pocket Expenses
     ----------------------
     The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

  V. IRA Documents
     -------------
     Per Shareholder/year to hold each IRA Document         $8.00

For purposes of calculating the fee, all assets being held by Star Bank N.A., as Custodian, and under management by Baxter Financial Corp will be included.

                          Star Bank, N.A.

                   Cash Management Fee Schedule


  Services                         Unit Cost         Monthly Cost
  --------                         ---------         ------------


 DDA Account Maintenance                                $10.00

 Deposits                              .35
 Deposited Items                       .10
 Checks Paid                           .15
 Balance Reporting - P.C. Access                         50.00
 ACH Origination                       .08($40 min.)
 Controlled Disbursement                                110.00
 Deposited Items Returned             5.00
 NSF                                 20.00
 Data Transmission                                      110.00
 Data Capture                          .10
 (varies depending upon what
 information needs to be captured)
 Drafts Cleared                        .179
 Lockbox Maintenance                                    50.00
 Lockbox items Processed
 (with copy of check)                  .30
 (without copy of check)               .24
 Wires - Outgoing (Repetitive)       10.00
           (Non-Repetitive)          11.00
  - Incoming (With Notification)      7.50
 PC - initiated wire (outgoing)
                  (Repetitive)        8.00
                  (Non-Repetitive)    8.00
 Stop Payments                       20.00

*Uncollected Charge Star Bank Prime Rate as of first of month plus 4%

*Fees for uncollected balances are figured on the monthly average.


 On a monthly basis any earnings credits generated from uninvested custody balances will be applied against 100% of the cash management services fees. Earnings credits are based on the average yield on the 91 day U.S. Treasury Bill for the preceding thirteen weeks less 10% reserve.

                          Star Bank, N.A.
                          Global Custody
                           Fee Schedule

 1. Annual Charge on Fund Assets Non-Emerging Markets:
    --------------------------------------------------

    -  10 basis points on the first $25 million

    -  12 basis points on the next $25 million

    -  Remainder to be negotiated


 2.  Transaction Fee For Non-Emerging Markets:
     -----------------------------------------

       - $125 per Security Purchase/sale until funds asset value reaches $25 million

       - $75 per security purchase/sale once funds asset value exceeds $25 million


     Non-Emerging Markets:
     ---------------------

- Cedel (Eurobonds)       - Australia       - Austria
- Euroclear (Eurobonds)   - Belgium         - Hong Kong
                          - Canada          - Indonesia
                          - Denmark         - Malaysia
                          - France          - Mexico

(Equities)

                          - Germany         - Philippines
                          - Italy           - Singapore
                          - Ireland         - Spain
                          - Japan           - Sweden
                          - Luxembourg      - Thailand
                          - Netherlands
                          - New Zealand
                          - Norway
                          - Switzerland
                          - United Kingdom

Asset and Transaction Fee - Emerging Markets:
---------------------------------------------

     Country                Annual Asset Fee      Transactions
     -------                ----------------      ------------

     Argentina              45 Basis Points       $175
     Bangladesh             35 Basis Points       $175
     Brazil                 50 Basis Points       $125
     Chile                  30 Basis Points       $125
     Columbia               40 Basis Points       $150
     Finland                15 Basis Points       $125
     Greece                 50 Basis Points       20 Basis Points
     India                  45 Basis Points       $175
     Mexico (Bonds)         30 Basis Points       $125
     Pakistan               30 Basis Points       $175
     Peru                   55 Basis Points       $175
     Portugal               15 Basis Points       $125
     Shanghai               25 Basis Points       $100
     Shenzen                25 Basis Points       $100
     South Korea            15 Basis Points       $125
     Sri Lanka              25 Basis Points       $100
     Turkey                 30 Basis Points       $125
     Venezuela              35 Basis Points       $125

 3.  Base Fee - $525 per Account (per month)

 4.  Communications (Globe *Link) - Free of Charge

* THE ABOVE FEE SCHEDULE ASSUMES THE CLIENT WILL DEAL DIRECTLY
WITH STAR BANK AND ALL FOREIGN SECURITY TRANSACTIONS WILL BE
SETTLED IN U.S. DOLLARS.

Notes
-----

1. Fees are billed monthly.

2. Fees for the receipt of positions relating to the initial asset transaction will be waived with the exception of Spain and Indonesia were re-registration fees will be assessed.

3. Cash movements relating to third party FX trades will be assessed at $15 per U.S. wire movement and $50 per non U.S.
   wire movement. For FX trades concluded with BTCo., this charge will be waived.

4. Fees for investment in countries not listed will be negotiated separately.

5. Fees for stamp duty and registration, charged by local authorities, not included as part of trade cost will be billed separately.

                           APPENDIX  D

                       CUSTODIAN AGREEMENT
    AGREEMENT dated as of October 17, 1994 between BANKERS TRUST
COMPANY (the "Custodian") and Star Bank, N.A. (the "Customer").

    WHEREAS, the Customer serves as custodian with respect to the assets of various investors, including investment companies registered under the Investment Company Act of 1940 ("1940 Act") and any series thereof (each investor, including each series of a registered investment company, an "Investor");

    WHEREAS, the Customer wishes to retain the Custodian to provide certain global subcustodian services to the Customer and the Custodian is willing to provide such services;

    NOW, THEREFORE, in consideration of the promises and mutual covenants herein conatined, it is agreed among the parties hereto as follows:

    1. Employment of Custodian. The Customer hereby employs the Custodian as custodian of all assets of an Investor which the Customer delivers to the Custodian and accepted by the Custodian or any of its subcustodians (as that term is defined in Section
5) anywhere in the world (the "Property") pursuant to the terms and conditions set forth herein. Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to received, purchase, deliver or sell same and other non-cash investment property of the Customer ("Securities") and cash from whatever source and in whatever currency ("Cash"). The Custodian shall not be responsible for any property of the Customer held or received by the Customer or others and not delivered to the Custodian or any of its Subcustodians. In delivering any assets to the Custodian, the Customer shall specify the Investor which owns beneficially such assets, and shall provide such other information as the Custodian shall reasonably request.

    2. Custody Account. The Custodian agrees to establish and maintain one or more custody accounts each in the name of the Customer, on behalf of, and in the name of the Investor (individually an "Account", collectively the "Accounts") for any and all Property from time to time received and accepted by the Custodian or any of its Subcustodians for the account of the Customer. The Customer acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, notwithstanding that it may be acting on behalf an Investor and warrants its authority to deposit in the Accounts any Property received therefor by the Custodian or any Subcustodian and to give, and authorize others
to give instructions related thereto.   The Customer agrees theat
the Custodian shall not be subject to, nor shall its rights and obligations under this Agreement or with respect to the Accounts be affected by, any agreement between the Customer and any other person.

    The Custodian shall hold, keep safe and protect as custodian in the Account, on behalf of the Customer, all Property. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (as that term is defied in Section 10), except that until the Custodian receives Instructions to the contrary, the Custodian will:

         (a) collect all interest and dividends and all other income and payments whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;

         (b) present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Custodian or its Subcustodian is actually notified of such opportunities and hold the cash received in the appropriate Account pursuant to this Agreement;

         (c) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves);

         (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain the Customer's Instructions such Instructions are not received in time for the Custodian to take timely action, sell in the discretion of the Custodian (which sale the Customer hereby authorizes the Custodian to make) such rights entitlement or fractional interest and credit the appropriate Account with the net proceeds of such sale;

         (e) execute in the Customer's name for the appropriate
             Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and


         (f) pay for the Account, any and all taxes and levies in the nature of taxes imposed on income on the Property by any governmental authority. In the event there is insufficient Cash available in an Account to pay such taxes and levies, the Custodian shall notify the Customer of the amount of the shortfall and the Customer, at its option, may deposit additional Cash in the Account or take steps to have sufficient Cash available. The Customer agrees, when and if requested by the Custodian and required in connection with the payment of any such taxes to cooperate with the Custodian in furnishing information, executing documents or otherwise.

    The Custodian shall deliver, subject to Section 12 below, any and all Property in the Account in accordance with Instructions and in connection therewith, the Customer will accept delivery of Securities of the same class and denomination in place of those contained in the Account. Neither the Custodian nor any Subcustodian shall have any duty or responsibility to see to the application of any Property withdrawn from the Account upon Instructions.

    Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with any Instructions to settle the purchase of any Securities for an Account unless there is sufficient Cash in the Account at the time or to settle the sale of any Securities from the Account unless such Securities are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Securities exceeds the amount of Cash in the Account at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Securities. The amount of any such advance shall be deemed a loan from the Custodian to the Customer payable on demand and bearing interest accruing from the date such loan is made to but not including the date such loan is repaid at a rate per annum customarily charged by the Custodian on similar loans.

    3. Records, Ownership of Property and Statements. The ownership of the Property whether Securities, Cash and/or other property, and whether held by the Custodian or a Subcustodian or in a Securities Depository (as described in Section 5) as hereinafter authorized, shall be clearly recorded on the Custodian's books as belonging to the Account and not for the Custodian's own interest.

The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer. The Custodian will supply to the Customer from time to time, as mutually agreed upon, a statement in respect to any Property in the Accounts held by the Custodian or by a Subcustodian. In the absence of the filing in writing with the Custodian by the Customer of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, the Customer shall be deemed to have approved such statement; absent manifest error or ommission, and in such case or upon written approval of the Customer of any such statement, the Custodian shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement had been settled by the decree of a court of competent jurisdiction in an action in which the Customer and all persons having any equity interest in the Customer were parties.

    4. Maintenance of Property Outside of the United States. Pursuant to Instrustions, Property in an Account may be held in a country or other jurisdiction outside of the United States; provided that (a) with respect to Securities, such country or other jurisdiction shall be one in which the principal trading market for such Securities is located or the country or other jurisdiction in which such Securities are to be presented for payment or are acquired for the Account and (b) with respect to Cash, the amount thereof to be maintained in any country or other jurisdiction shall be an amount which is deemed necessary to settle transactions relating to Securities purchased for the Account in such country or jurisdiction or which is received in connection with the holding of such Securities in the Account. Instructions to settle Securities transactions shall be deemed to authorize the holding of such Securities and Cash in that country.

    5. Subcustodians and Securities Systems. The Customer authorizes and instructs the Custodian to hold the Property in each Account in custody accounts which have been established by the Custodian with (a) one of its U.S. branches or another U.S. bank or trust company or branch thereof located in the U.S. which is itself qualified under the 1940 Act to act as custodian (individually. a "U.S. Subcustodian"), or a U.S. securities depository or clearing agency, including the Federal book-entry system, in which the Custodian or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or (b) one of its non-U.S. branches or majority-owned subsidiaries, a non-U.S. branch or majority-owned subsidiaryof a U.S bank or non-U.S. bank or trust company, acting as custodian (individually, a "non-U.S. Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non-U.S. depository or clearing system in which the Custodian or any Subcustodian participates (individually a "non-U.S. Securities System"; U.S. Securities Systems and non-U.S. Securities Systems, collectively, "Securities Systems"), PROVIDED that in each case in which a U.S. Subcustodian or U.S. Securities System is employed, each such Subcustodian or Securities System shall have been approved by Instructions; PROVIDED FURTHER, that in each case in which a non-U.S. Subcustodian or non-U.S. Securities System is employed (a) such Subcustodian or Securities System either is (i) a qualified U.S. bank as defined by rule 17f-5 under the 1940 Act ("Rule 17f-5") or (ii) an "eligible foreign custodian" within the meaning of Rule 17f-5 or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5 and (b) the agreement between the Custodian and such non-U.S. Subcustodian has been approved by Instructions; it being understood that the Custodian shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System has been proper under the 1940 Act or any rule or regulation thereunder.

    Upon receipt of Instruction, the Custodian agrees to cease the employment of any Subcustodian or Securities System with respect to the Customer, and if desirable and practicable, appoint a replacement subcustodian or securities system in accordance with the provisions of this Section 5. In addition the Custodian may, at any time in its discretion, upon written notification to the Customer, terminate the employment of any Subcustodian or Securities System.

    Upon request of the Customer, the Custodian shall deliver to the Customer annually a certificate stating: (a) the identity of each non-U.S. Subcustodian and non-U.S. Securities System then acting on behalf of the Custodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S. Subcustodian and non-U.S. Securities System; (b) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located; and (c) so long as Rule 17f-5 requires an investment company board of directors/trustees to directly approve its foreign custody arrangements, such other information relating to such non-U.S. Subcustodians and non-U.S. Securities Systems as may reasonably requested by the Customer to ensure compliance with Rule 17f-5. So long as Rule 17f-5 requires and investment company board of directors/trustees to directly approve its foreign custody arrangements, the Custodian also shall furnish annually to the Customer information concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to the Customer in connection with execution of this Agreement. Custodian agrees to provide Customer with notice of any material adverse changes in the facts or circumstances upon which such information is based as soon as practicable after it becomes aware of any such material adverse changes in the normal course of its custodial activities.

    6. Use of Subcustodian. With respect to Securities in an Account which are maintained by the Custodian in the custody of a Subcustodian pursuant to Section 5, or maintained by the Custodian or Subcustodian in the custody of a Securities System, pursuant to Section 5.


      (a) The Custodian will identify on its books as belonging to the Customer, on behalf of, and in the name of, an Investor, any Securities held by such Subcustodian or Securities System.

      (b) In the event that a Subcustodian permits any of the Securities placed in its care to be held in a Securities System, such Subcustodian will be required by its agreement with the Custodian to identify on its books such Securities as being held for the account of the Custodian for its customers.

      (c) Any Securities in an Account held by a Subcustodian will be subject only to the instructions of the Custodian or its agents; and any Securities held in a Securities System for the account of the Custodian or a Subcustodian will be subject only to the instructions of the Custodian or such subcustodian, as the case may be.

      (d) Securities deposited with a Subcustodian will be maintained in an account holding only assets for customers of the Custodian.

      (e) Any agreement the Custodian shall enter into with a Subcustodian with respect to the holding of Securities shall require that (i) the Account will be adequately indemnified or its losses adequately insured; (ii) the Securities are not subject to any right, charge, security interest lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment in accordance with such agreement for their safe custody or administration and expenses related thereto and (iii) beneficial ownership of such Securities be freely transferable without the payment of money or value other than for safe custody or administration and expenses related thereto. (iv) adequate records will be maintained identifying the Property held pursuant to such Agreement as belonging to the Custodian, on behalf of its customers and (v) to the extent permitted by applicable law, officers of or auditors employed by, or other representatives of or designated by, the Custodian, including the independent public accountants of or designated by the Customer be given access to the books and records of such Subcustodian relating to its actions under its agreement pertaining to any Property held by it thereunder or, if such access is not permitted by law, confirmation of or pertinent information contained in such books and records shall be furnished to such persons designated by the Custodian.

    7. Holding of Securities, Nominees, etc.   Securities in an
Account which are held by the Custodian or any subcustodian may be held by such entity in the name of the Customer, in its own name, in the name of its nominee or in bearer form. Securities which are held with a Subcustodian or are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or Securities System, as the case may be, in an account for the Custodian's or Subcustodian's customers. The Custodian or Subcustodian, as the case may be, may combine certificates of the same issue held by it as fiduciary or as a custodian. In the event that any Securities in the name of the Custodian or its nominee or held by one of its Subcustodians and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Custodian may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion to the respective beneficial holders of such class of security in any manner the Custodian deems to be fair and equitable.

    8. Proxies, etc. With respect to any proxies, notices, reports or other communications relative to any of the Securities in the Account, the Custodian shall perform such services relative thereto as may be agreed upon between the Custodian and the Customer. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in the Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 2) with respect thereto except upon the receipt of Instructions from the Customer relative thereto.

    9. Settlement Procedures. Settlement and payment for Securities received for the Account and delivery of Securities maintained for an Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, and in accordance with the standard operating procedures of the Custodian in effect from time to time for that jurisdiction or market.

    Notwithstanding that the Custodian may settle purchases and sales of securities or credit income from Securities, on a contractual basis, as outlined in the Investment Manager User Guide as provided to the Customer by the Custodian, the Custodian may, at its sole option, reverse such credits or debits to the appropriate Account in the event that the transaction does not settle, or the income is not received, in a timely manner, and the Customer agrees to hold the Custodian harmless from any losses which may result therefrom.

    10. Instructions. The term "Instructions" means instructions from the Customer in respect of any of the Custodian's duties hereunder which have been received by the Custodian at its address set forth in Section 15 below in writing or by tested telex signed or given by such one or more person or persons as the Customer shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Custodian, or which have been transmitted electronically through an electronic on-line service and communications system offered by the Custodian or other electronic instruction system acceptable to the Custodian, or upon receipt of such other form of instructions as the Customer may from time to time authorize in writing and which the Custodian agrees to accept. The Custodian shall have the right to assume in the absence of notice to the contrary from the Customer that any person whose name is on file with the Custodian pursuant to this Section 10 has been authorized by the Customer to give the Instructions in question and that such authorization has not been revoked.

    11. Standard of Care. The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Custodian which are not contrary to the provisions of this Agreement. The Custodian will use reasonable care with respect to the safekeeping of Property in each Account and in carrying out its obligations under the Agreement. So long as and to the extent that it has exercised reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Customer for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by the Custodian and arising out of action taken or omitted in good faith by the Custodian hereunder or under any Instructions. The Custodian shall be liable to the Customer for any loss which shall occur directly as the result of the failure of any Subcustodian to exercise reasonable care with respect to the safekeeping of such Securities. With respect to Securities Systems, the Custodian shall only be liable for losses arising from the employment of such Securities System caused by the Bank's own failure to exercise reasonable care. In the event of any loss to the Customer by reason of failure of the Custodian or any Subcustodian to utilize reasonable care, the Custodian shall be liable to the Customer to the extent of Customer's actual damages at the time such loss was discovered without reference to any special conditions or circumstances. In no event shall the Custodian be liable for any consequential or special damages. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

    In the event the Customer subscribes to an electronic on-line service and communications system offered by the Custodian, the Customer shall be fully responsible for the security of the Customer's connecting terminal, assess thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agree to defend and indemnify the Custodian and hold the Custodian harmless from and against any and all losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by the Custodian as a result of any improper or unauthorized use of such terminal by the Customer or by any others.

    All collections of funds or other property paid or distributed in respect to Securities in an Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of the Customer. The Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian or by its subcustodian of any payment, receipt or other transaction regarding Securities in an Account respect of which the Custodian has agreed to take action as provided in Section 2 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission, radioactivity or other acts of God.

    The provisions of this Section shall survive termination of this Agreement.

    12. Fees and Expenses. The Customer agrees to pay to the Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Custodian's out-of-pocket or incidental expenses, including (but not limited to) legal fees. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in any Account and also agrees to hold the Custodian, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in the Account. The Custodian is authorized to charge any non-custodial account of the Customer for such fees and other expenses described in this section. The provisions of this Section shall survive the termination of this Agreement.

    13. Amendment, Modifications, etc. No provisions of this Agreement may amended, modified or waived except in writing signed by the parties hereto.

    14. Termination.   This Agreement may be terminated by the
Customer or the Custodian (in its entirety or with respect to any Account) by ninety (90) days' written notice to the other; provided that notice by the Customer shall specify the names of the persons to whom the Custodian shall deliver the Securities in each applicable Account and to whom the Cash in such Account shall be paid. If notice of termination is given by the Custodian, the Customer shall, within ninety (90) days following the giving of such notice, deliver to the Custodian a written notice specifying each Account to be terminated and the names of the persons to whom the Custodian shall deliver the Securities in such Accounts and to whom the Cash in such Accounts shall be paid. In either case, the Custodian will deliver such Securities and Cash in each Account to the persons so specified, after deducting therefrom any amounts which the Custodian determines to be owing by that Account. In addition, the Custodian may in its discretion withhold from such delivery from an Account such Cash and Securities as may be necessary to settle transactions pending at the time of such delivery. If within ninety (90) days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Customer a written notice specifying the names of the persons to whom the Cash in each applicable Account shall be paid, the Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Custodian.

    15. Notices. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, had delivered or sent by telex, telegram, facsimile or cable, or other means of electronic communication agreed upon by the parties hereto addressed, if to the Customer, to its address set forth on the signature page hereof and, if to the Custodian, to c/o BTNY Services, Inc., 34 Exchange Place, Jersey City, New Jersey 07302, Attention: Global Securities Services, (Telex No. 420066 Area 19 Answerback: BANTRUS) (Facsimile No. 201-860-7290), or in either case to such other address as shall have been furnished to the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

    16. Security for Payment. To secure payment of all fees and expenses payable to Custodian by a specific Account, the Customer hereby grants to Custodian a continuing security interest in and right to setoff against such Account and all Property held therein from time to time in the full amount of such obligations. To secure payment of all fees and expenses payable to the Custodian by the Customer, the Customer hereby grants the Custodian a continuing security interest and right of setoff against the balance from time to time in any non-custodian account of the Customer (the "Pledged Balances"), and Custodian may, at any time or from time to time at Custodian's sole option and without notice, appropriate and apply toward the payment of such obligations, the Pledged Balances. If at any time the Property in an Account and the Pledged Balances are insufficient to fully collateralize such obligations, Customer shall provide to Custodian additional collateral in form and amount satisfactory to Custodian and shall grant to Custodian a continuing security interest in and right of setoff against such collateral. In any such case and without limiting the foregoing, Custodian shall be entitled to take such other action(s) or exercise such other options, powers and rights as Custodian now or hereafter has a secured creditor under the New York Uniform Commercial Code or any other applicable law.

    17. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and Custodian.

    18. Publicity. Customer shall furnish to Custodian at its office referred to in Section 15 above, prior to any distribution thereof, copies of any material prepared for distribution to any persons who are not parties hereto that refer in any way Custodian. Customer shall not distribute or permit the distribution of such materials if Custodian reasonable objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement.

    19. Submission to Jurisdiction. To the extent, if any, to which the Customer or any of its respective properties may be deemed to have or hereafter to acquire immunity, on the ground of sovereignty or otherwise, from any judicial process or proceeding to enforce this Agreement or to collect amounts due hereunder (including, without limitation, attachment proceedings prior to judgment or in aid of execution) in any jurisdiction, the Customer hereby waives such immunity and agrees not to claim the same. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United
States of America, and the Customer irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum. The Customer hereby irrevocably designates, appoints and empowers, as its authorized agent to receive, for and on behalf of the Customer and its property service of process in the State of New York when and as such legal actions or proceedings may be brought in any of the aforementioned courts, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Customer or upon the earliest of any other date permitted by applicable law. The Customer further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified air mail, postage prepaid, to the Customer at its address set forth below or in any other manner permitted by law, such service to become effective upon the earlier of (i) the date fifteen (15) days after such mailing or (ii) any earlier of date permitted by applicable law. The Customer agrees that it will at all times continuously maintain an agent to receive service of process in the City and State of New York on behalf of itself and its properties with respect to this Agreement and in the event that, for any reason, the agent named above or its successor shall no longer serve as agent of the Customer to receive service of process in the City and State of New York on its behalf, the Customer shall promptly appoint a successor to so serve and shall advise the Custodian thereof.

    20. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

                         STAR BANK, N.A.

                         By:/s/W.J. Keller Senior Vice President
                            ------------------------------------
                            Title: Senior Trust Officer

                         Address:  425 Walnut St.
                                   M.L. 6118
                                   Cincinnati, Ohio  45202

                         BANKERS TRUST COMPANY

                         By:/s/
                            ------------------------------------
                         Title: Vice President
                               ---------------------------------